Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Trustees of the Cavanal Hill Funds:
We consent to the use of our report dated October 29, 2008 on the Cavanal Hill Funds’ (formerly the American Performance Funds’) financial statements as incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
December 22, 2008